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                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT is made and entered into this 1st day of January, 1996, by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation ("Company") and JOHN COPPOLINO, an individual ("Coppolino" or "Employee").

     WHEREAS, Company represents that it is currently engaged in the business of formulating, developing, manufacturing, marketing and distributing fat-free foods. For purposes of this Agreement, Company's business shall be defined as Company's current business and any other business Company develops during the Term of this Agreement; and

     WHEREAS, due to the special degree of skill, training and expertise of Coppolino, Company desires to employ Coppolino, and Coppolino is agreeable to such employment upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Company and Coppolino agree as follows:

     1.   Employment.
          ----------

          During the Term, and subject to the other terms hereof, Company agrees to employ Coppolino as its Vice-President of Sales, Coppolino shall devote all of his working time during Company business hours to the business activities of Company on a full-time basis. During the Term hereof, except as set forth herein, Coppolino shall not directly or indirectly render services to any


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other person or organization, whether for compensation or otherwise, without the prior written consent of Company.

     2.  Duties.
         ------

         During the term of this Agreement, subject to the direction of the Board of Directors, Coppolino shall, as Vice-President of Sales for Company, have the general duties of directing and supervising the sales activities of the Company, including interfacing with and maintaining the Company's broker and distributor network and making sales presentations to customers and performing such other duties as may reasonably be required by Company from time to time consistent with his position as Vice-President of Sales.

     3.  Term.
         ----

         The term of this Agreement shall be one (1) year, commencing on January 1, 1996 (the "Commencement Date") and terminating on December 31, 1996 (the "Initial Term"). The Term may be extended by the Company for two successive one
(1) year option periods ("the Initial Term and any extension thereof shall be collectively designated the "Term") upon the same terms and conditions as set forth herein or terminated as hereinafter set forth. Either party shall provide the other party with sixty (60) days' written notice prior to the expiration of the Term if the Term of the Agreement will not be extended.

         a. This Agreement may be terminated by Company prior to the expiration of the Term or any extension thereof under any of the following circumstances:

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         (1) At any time, without cause, upon 60 days prior written notice;

         (2) The death or disability of Coppolino upon five (5) days' notice to Coppolino or his personal representative. For purposes hereof, "disability" shall mean the physical or mental inability of Coppolino to render the services contemplated under this Agreement for more than thirty (30) consecutive days during any year of the Term hereof;

         (3) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Coppolino in an involuntary case under any applicable bankruptcy, insolvency or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator of Coppolino; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Coppolino and is pending for sixty
(60) days without a stay or dismissal; or Coppolino commences a voluntary case under any such bankruptcy, insolvency or similar law then in effect, or makes any general assignment for the benefit of its creditors or fails generally to pay its debts as such debts become due or takes corporate action in furtherance of any of the foregoing;

         (4) The breach of any warranty, representation, covenant or agreement of Coppolino under this Agreement;

         (5) A conviction against Coppolino of any felony or of any crime involving moral turpitude; or

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         (6) The occurrence of events which make it impossible or impractical for the Company to remain in its current business; or

         (7) The sale or transfer of all or a substantial portion of the assets of Company.

     b. This Agreement may be terminated by Coppolino prior to the expiration of the Term hereof only in the following circumstances:

         (1) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator of Company or for any substantial part of its property or an order by any such court for the winding-up or liquidation of Company's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against Company and is pending for sixty (60) days without a stay or dismissal; or Company commences a voluntary case under any such bankruptcy, insolvency or similar law then in effect, or makes any general assignment for the benefit of its creditors or fails generally to pay its debts as such debts become due or takes corporate action in furtherance of any of the foregoing; or

         (2) The failure of Company to pay Coppolino any of the compensation due and payable to Coppolino under Paragraphs 4 and 5 hereof, provided that Company shall have ten (10) days to curve any

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default in payment following written notice of default from Coppolino.

          c. It is understood and agreed that, if Coppolino's employment is terminated for any reason, then Coppolino shall be entitled to receive the compensation which Coppolino has earned or accrued prior to such termination.

          d. If Company does not intend to renew Coppolino's employment after the Term, Company shall provide Coppolino sixty (60) days' written notice prior to the end of the Term (i.e., on or before October 31, 1996).
                        ----

     4.   Salary.
          ------

          During the first twelve (12) months of Coppolino's employment, Coppolino's salary shall be One-Hundred Two Thousand Dollars ($102,000), payable semi-monthly less any applicable withholding taxes. Thereafter, during any additional twelve (12) month period Coppolino is employed, the salary shall be increased by an amount equal to the greater of the following: (a) five percent (5%); or (b) COLA, which shall not exceed six percent (6%). The salary shall be paid through the date of termination if Coppolino's employment is terminated before the end of the Term. As used herein, "COLA" means the Los Angeles/Anaheim/Riverside consumer price index, as reported to the Bureau of Labor Statistics of the U.S. Department of Labor for the preceding twelve (12) months.

          In lieu of the payment of salary due Employee pursuant to this Paragraph 4, or Additional Benefits pursuant to Paragraph 5, Company may elect, subject to and conditioned upon the consent of Employee

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in each instance, to permit Employee to exercise options pursuant to the formula set forth in Exhibit A, without payment of the Exercise Price, in an amount which when multiplied by the Exercise Price equals the amount due Employee.

     5.   Additional Benefits.
          -------------------

          While employed by the Company, Coppolino shall be entitled to receive the following "Additional Benefits":

          a. Reimbursement for Coppolino's reasonable business expenses which he incurs in the performance of his duties for Company with the Company's prior written approval;

          b. a bonus from a bonus pool as set forth in Exhibit A attached hereto and incorporated by this reference or as amended or modified by the Board of Directors in its sole and absolute discretion;

          c. fourteen (14) days paid vacation during each year of the Term plus holidays, personal and sick days in accordance with the policy established by the Company. Coppolino shall accrue his vacation pay proportionately commencing from the first day of his employment. Coppolino shall be paid for any unused vacation time. Coppolino shall provide Company with 30 days' notice before he takes his vacation and shall make an effort to coordinate his vacation schedule with the Company's needs;

          d. paid parking or a comparable subsidy for mass transit commuting expense;

          e. an expense allowance in an amount up to, and not in excess of, $750.00 a month, commencing July 1, 1996.

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          On or before January 31, 1997, the Company shall review the foregoing compensation package paid Coppolino hereunder; provided, however, that the Company assumes no duty or obligation, nor does it agree, to modify or increase the compensation package.

     6.   Representations and Warranties of Coppolino.
          -------------------------------------------

          In order to induce the Company to enter into this Agreement, Coppolino hereby represents and warrants to the Company as follows:

          a. There is no action, suit, proceeding, or investigation pending, or to the knowledge of Coppolino, currently threatened against Coppolino, in any way relating to the validity of this Agreement or the right of Coppolino to enter into or to consummate this Agreement and the transactions contemplated hereby.

          b. Coppolino will, at all times during the Term of this Agreement, comply with all laws, rules and regulations established by the Company applicable to Services hereunder.

     7.   Confidentiality and Non-Disclosure Covenant.
          -------------------------------------------

          Coppolino hereby acknowledges that, during the Term of this Agreement, he may obtain and be entrusted with unpublished confidential and proprietary information relating to Company's present and proposed business and operations, including, without limitation, financial information, formulas, patterns, devices, inventions, processes, business records, the cost and pricing of Company's goods and services, its sales and marketing plans and strategies, the names and addresses of Company's customers and suppliers, the terms of all material agreements to which Company is

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a party, and other business records and information relating to Company's business. All of such information that is obtained by Coppolino shall, for purposes hereof, be referred to as "Confidential Information". The term "Confidential Information" as used herein shall not include any knowledge or business experience which Coppolino has acquired or developed prior to the date he commenced rendering services to Company. Coppolino hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Coppolino, Coppolino shall not, during the Term of this Agreement or for a period of three (3) years thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of the services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Coppolino shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which is required as a result of any legal process served upon it in any judicial or administrative proceeding (provided that Company shall be given notice in time to enable it to object to such disclosure).

          All files, books, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by Coppolino, developed by

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Coppolino, or otherwise coming into his possession, shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances whatsoever without the prior written consent of Company, except as otherwise provided herein.

          Coppolino recognizes, understands and agrees that should Company be required to pursue a claim against him under this paragraph, it may seek injunctive relief as well as damages at law.

     8.   Restrictive Covenant.
          --------------------

          Coppolino hereby agrees that, during the Term of this Agreement, he will not, directly or indirectly, on his own behalf or in the service of or on behalf of others, whether as an officer, director, stockholder, partner, trustee, principal, employee, consultant, agent, or owner of any capital stock, partnership interest or other interest in any corporation, partnership or other entity, or in any other capacity, own an interest in or perform any services for or on behalf of any entity which competes directly with the Company's business ("Precluded Business Activity"). Notwithstanding the foregoing, nothing
                                  -----------------------------
contained in this paragraph is intended to nor shall preclude the ownership or performance of services by Coppolino of (a) not more than Two Percent (2%) of the outstanding securities or warrants of any publicly owned corporation or other entity, engaged in a Precluded Business Activity, provided that such ownership is solely for investment purposes and is not coupled with any working relationship between Coppolino and such corporation or entity, or (b) any other activity set forth in

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Paragraph 1.  The foregoing restrictive covenant shall terminate upon the expiration or termination of this Agreement.

          Coppolino recognizes, understands and agrees that should Company be required to pursue a claim against him under this paragraph, it may seek injunctive relief as well as damages at law.

     9.   Indemnification.
          ---------------

          Company shall, to the maximum extent permitted by law, defend, indemnify and hold Coppolino, his successors and representatives harmless from and against all claims, causes of action, demands, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any proceeding arising from actions taken by Coppolino within the course and scope of his employment.

     10.  Records.
          -------

          The ownership and right of control of all records and reports and all documents in support of or relating to the business of Company shall be and remain the sole property of Company; provided, however, that Coppolino shall have access to, upon request, such reports, records and documentation (except for financial and business records) as is reasonably necessary to enable him to perform his services under this Agreement. Coppolino hereby agrees that, upon the termination or expiration of this Agreement, he will promptly return to Company all records, reports and documents relating to Company's business which are then in Coppolino's possession or control.

                                      10
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     11.  Miscellaneous.
          -------------

          11.1 This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed, modified or waived, except by an instrument in writing signed by the party to be bound thereby.

          11.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California with respect to contracts made and to be fully performed therein, without regard to the conflicts of law principles thereof.

          11.3 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          11.4 The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

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          11.5      Except as set forth herein, neither party shall be permitted to assign this Agreement, or its rights and obligations hereunder, without the prior written consent of the other party.

          11.6 Each of the parties hereto has received independent legal advise from attorneys or financial advisors of their own choice, with respect to the advisability of executing this Agreement, including its Exhibit.

          11.7 In negotiating this Agreement, each of the parties hereto and their attorneys have made various statements and representations to other parties and their attorneys. Nevertheless, no party relies upon any statements, representation, legal opinion, or promise of any other party in executing this Agreement or in making the Agreement provided for herein, except as expressly stated in this Agreement.

          11.8 The terms of this Agreement are contractual and not a mere recital. This Agreement is the result of negotiation between the parties, each of whom has participated in the drafting hereof through its or his or her respective attorneys. Neither party shall, therefore, be deemed the drafter of this Agreement.

          11.9 This Agreement and its Exhibit has been carefully reviewed by each party, with full understanding thereof, and voluntary execution thereof without duress or coercion is hereby acknowledged.

          11.10 Each of the parties hereto will bear all costs and expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

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except that in the event that an action at law or in equity is brought to enforce or interpret the provisions of this Agreement, or to prevent a breach thereof, the party prevailing in such action shall be entitled to an award of its attorneys' fees in such amount as shall be established by the court presiding therein.

          11.11 All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision) or sent by facsimile transmission (with a copy mailed by first class mail) to the facsimile numbers set forth below (or to such other facsimile number as either of the parties hereto shall specify by notice given in accordance with this provision):


               (a)  If to Coppolino:

                    John Coppolino


               (b)  If to Company:

                    Vitafort International Corporation
                    1800 Avenue of the Stars
                    Suite 480
                    Los Angeles, California  90067

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          11.12     All such notices, consents, requests, demands and other
communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice sent by facsimile transmission or a notice of a change of address which shall be effective only upon receipt.

          11.13 This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which, when taken together, shall constitute one and the same agreement.

          11.14 The paragraph headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

          11.15 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

          11.16 The failure of either party to insist upon strict compliance with any of the terms or conditions of this Agreement by the other party shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                        VITAFORT INTERNATIONAL CORPORATION
                                        a Delaware corporation



                                        By:  /s/ Mark Beychok
                                             -----------------------------
                                             President



                                        /s/ John Coppolino
                                        ----------------------------------
                                        JOHN COPPOLINO, an individual

                                      15

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                                  EXHIBIT "A"

     Subject to the approval of the Board of Directors of the Company, and provided that Employee is employed by the Company as of October 15, 1996 or December 31 or the Initial Term, as extended, as applicable Employee shall be entitled to the exercise of the Options ("Options") pursuant to the following schedule, terms and conditions:

     1.   Number of Options     4,500,000

     2.   Exercise Price        15 cents

     3.   Vesting Schedule

          a. 12 1/2% of the granted Options shall vest to Employee effective 1/1/96.

          b. 12 1/2% of the granted Options shall vest to Employee effective October 15, 1996, provided the Employment Agreement is in effect, and Employee is not in default under said Agreement.

          c. 25% of the granted Options shall vest to Employee on 3/1/97 subject to information being available provided that:

               1. The annual sales of the Company in 1996 are 300% of sales in 1995 (stipulated to be 2.4 million dollars); and

               2. the average weighted share price for the last quarter of 1996 is 50% higher than the average weighted share price for the last quarter of 1995 (stipulated to be $.15 cents).

          d. 25% of the granted Options shall vest to Employee effective 4/30/98 provided that:

               1. The annual sales of the Company in 1997 are 600% of sales in 1995; and

               2. the average weighted share price for the last quarter of 1997 is 100% higher than the average weighted share price for the last quarter of 1995.

          e. 25% of the granted Options shall vest to Employee effective 4/30/99 provided that:

               1. The annual sales of the Company in 1998 are 1200% of sales in 1995; and

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               2.   the average weighted share price for the last quarter of
                    1998 is 150% higher than the average weighted share price for the last quarter of 1995.

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